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BIOGEN ANNOUNCES INTENT TO SPIN OFF ITS HEMOPHILIA BUSINESS

New Company Will Build upon Strength of Current Therapies for Hemophilia A and B

Biogen to Focus on Novel Therapies for Neurology

Cambridge, Mass., May 3, 2016 -- Biogen Inc. (NASDAQ: BIIB) today announced that it intends to spin off its hemophilia business as an independent, publicly traded company. The strategic goal of this transaction is to create two focused companies dedicated to driving current and future value in their respective therapeutic areas of expertise.

“We expect that the new company will be a leader in discovering, developing, and commercializing innovative therapies for hemophilia, built on remarkable science and a deep understanding of how to continually improve treatment for patients,” said George Scangos, Ph.D., Biogen’s Chief Executive Officer. “Our expanding hemophilia business continues to perform very well. ELOCTATE® and ALPROLIX® provide meaningful benefits for people living with hemophilia and continue to gain market share. We believe that the best way to realize the full potential of this growing and vital business is to enable it to operate independently with a management team dedicated to providing therapies to people living with hemophilia.”

“For Biogen, our mission remains unchanged: we continue to aspire to have the greatest impact on patients of any biotechnology company in the history of our industry,” continued Dr. Scangos. “Biogen is poised to make a tremendous difference in the lives of millions of people suffering from diseases with a neuronal etiology, including neurodegeneration, neuromuscular disorders, neuropathic pain, and ophthalmological indications. Our depth of knowledge in neuroscience and neurology is remarkable. The biological bases of many of these diseases are becoming clear, and we believe we are very well positioned to be a leader in these important areas. We will now carry out this mission through an even greater focus on therapies for patients with devastating neurodegenerative diseases for which there are few or no effective treatment options. And, we will accelerate our efforts to develop novel, transformative therapies for patients with MS, spinal muscular atrophy (SMA), Alzheimer’s disease, Parkinson’s disease, amyotrophic lateral sclerosis (ALS), and neuropathic pain.”

The new company, to be named at a later date, will focus on the discovery and development of therapies for the treatment of hemophilia, with existing marketed products to include ELOCTATE and ALPROLIX, indicated for the treatment of hemophilia A and B, respectively. The new company is expected to continue to develop and commercialize ELOCTATE and ALPROLIX under Biogen's existing collaboration agreement with Swedish Orphan Biovitrum AB (publ)(Sobi). ELOCTATE and ALPROLIX generated combined revenues of $640 million during the twelve-month period ended March 31, 2016.

The new company plans to bring longer acting therapies utilizing the XTEN technology into clinical development in the first half of 2017 and to accelerate the development of bispecific antibodies and hemophilia-related gene therapy programs. The new company also plans to conduct additional studies to confirm early data that suggest ELOCTATE’s potential to rapidly induce immune tolerance in hemophilia patients who develop inhibitors.

Biogen believes the spin-off of its hemophilia business - anchored by ELOCTATE and ALPROLIX - into a separate publicly traded company will result in two lean, profitable companies that:

•	focus on and pursue strategic priorities specific to their core commercial therapies and pipeline assets;

•	utilize distinct capital allocation strategies and capital structures, as well as achieve additional operating efficiencies consistent with their respective long-term strategic objectives; and

•	respond more quickly to the rapidly changing developments and global opportunities in their respective patient markets.

The spin-off is expected to provide investors with greater visibility into the financial and operational structures of each company and a clearer understanding of their respective strategies. Biogen believes creating two stand-alone companies with dedicated and talented management teams will provide the necessary foundation for long-term value creation for each company.

John G. Cox, Biogen’s current Executive Vice President, Pharmaceutical Operations & Technology, will serve as the Chief Executive Officer of the new company. Mr. Cox joined Biogen in 2003 and has held several senior executive positions, including Senior Vice President of Technical Operations, Senior Vice President of Global Manufacturing, and Vice President of Manufacturing and General Manager of

Biogen’s operations in Research Triangle Park, North Carolina. In his time at Biogen, Mr. Cox has been closely involved with the hemophilia business, spending 5 years in the manufacturing of ELOCTATE and ALPROLIX and 2 years in launching and commercializing these products. Most recently, Mr. Cox also served as the interim head of Biogen’s commercial organization.

“When Biogen brought ELOCTATE and ALPROLIX to market in 2014, they represented the first major treatment advances in nearly two decades for people living with hemophilia,” said Mr. Cox. “I’m extremely excited to build on this legacy, lead a management team that’s passionate about hemophilia and further advance that innovative progress. With a team that is solely dedicated to hemophilia, we will have the potential to transform the way hemophilia patients are treated.”

The new company is expected to be headquartered in the Boston area. The new company will retain commercial rights for ELOCTATE and ALPROLIX for North America and for rest of the world markets outside of, essentially, Europe, North Africa, Russia and certain countries in the Middle East. Biogen is expected to provide transition services to the new company for some period of time and is expected to remain the manufacturer of ELOCTATE and ALPROLIX for the next three to five years. The full management team and board of directors of the new company will be named at a later date.

Biogen’s board of directors has authorized management to proceed with a plan to spin off its hemophilia business. The spin-off is planned to be completed by the end of 2016 or early 2017, subject to the satisfaction of certain conditions, including, among others, final approval of Biogen’s board of directors, receipt of a favorable opinion with respect to the tax-free nature of the transaction, and the effectiveness of a Form 10 registration statement that will be filed with the SEC. The spin-off is expected to be accomplished through a distribution of shares of the new publicly traded company to Biogen stockholders, in a transaction intended to be tax-free for U.S. federal income tax purposes.

Conference Call and Webcast
The Company's conference call related to this press release will be broadcast via the internet at 8:30 a.m. EDT on May 3, 2016, and will be accessible through the Investors section of Biogen’s homepage, www.biogen.com. Supplemental information in the form of a slide presentation will also be accessible at the same location on the internet at the time of the conference call and will be subsequently available on the website for at least one month.
About Biogen
Through cutting-edge science and medicine, Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological, autoimmune, and rare diseases. Founded in 1978, Biogen is one of the world’s oldest independent biotechnology companies and patients worldwide benefit from its leading multiple sclerosis and innovative hemophilia therapies. For more information, please visit www.biogen.com. Follow us on Twitter.
Safe Harbor
This press release contains forward-looking statements, including, without limitation, statements relating to the proposed spin-off of Biogen’s hemophilia business, such as the completion and timing of the proposed spin-off, its anticipated benefits, its tax treatment, and expected business operations, plans, strategy, and capital structure for Biogen and the new publicly traded company following completion of the proposed spin-off. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks that the proposed spin-off will be completed in a timely manner or at all; risks of failure to satisfy any conditions to the proposed spin-off; risks of failure of the proposed spin-off to qualify as a tax-free transaction for U.S. federal income tax purposes; uncertainty of whether the anticipated benefits of the spin-off can be achieved; risks associated with any disruption to Biogen’s business due to execution of the proposed spin-off; risks associated with litigation that may arise as a result of the proposed spin-off; risks of unexpected costs or delays; and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies, objectives, and capital structure. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the Securities and Exchange Commission. These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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